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                                 EXHIBIT 11


4. COMPUTATION OF EARNINGS PER SHARE

                                      Three Months Ended   Nine Months Ended
                                       September 30,        September 30,
                                     ------------------- -------------------
                                          1995      1994      1995      1994
                                     --------- --------- --------- ---------
                                       (000's omitted, except per share data)
Primary
------------------------------------
Average shares outstanding                1,537     1,537     1,537     1,537
                                      --------- --------- --------- ---------
Totals                                    1,537     1,537     1,537     1,537
                                      ========= ========= ========= =========

Income (loss) before extraordinary item $   (84)  $  (418)  $ 2,115  $ (2,117)
Extraordinary item net of tax           $     0   $     0   $     0  $   (228)
                                      --------- --------- --------- ---------
Net Income (loss)                       $   (84)  $  (418)  $ 2,115  $ (2,345)
                                      ========= ========= ========= =========

Per share:
Income (loss) before extraordinary item $ (0.05)  $ (0.27)  $  1.38  $  (1.38)
Extraordinary item                      $     0   $     0   $     0  $  (0.15)
                                      --------- --------- --------- ---------
Net income (loss)                       $ (0.05)  $ (0.27)  $  1.38  $  (1.53)
                                      ========= ========= ========= =========



Fully Diluted
------------------------------------
Average shares outstanding                1,537     1,537     1,537     1,537
Assumed conversion of 6.5%
     Convertible Subordinated Notes           *         *       322         *
                                      --------- --------- --------- ---------
Totals                                    1,537     1,537     1,859     1,537
                                      ========= ========= ========= =========

Income (loss) before extraordinary item $   (84)  $  (418)  $ 2,115  $ (2,117)
Extraordinary item, net of tax          $     0   $     0   $     0  $   (228)
                                      --------- --------- --------- ---------
Net income (loss)                       $   (84)  $  (418)  $ 2,115  $ (2,345)
Add 6.5% Convertible Subordinated
     Note interest, net of tax                *         *       117         *
                                      --------- --------- --------- ---------
Totals                                  $   (84)  $  (418)  $ 2,232  $ (2,345)
                                      ========= ========= ========= =========

Per share:
Income (loss) before extraordinary item $ (0.05)  $ (0.27)  $  1.20  $  (1.38)
Extraordinary item                      $     0   $     0   $     0  $  (0.15)
                                      --------- --------- --------- ---------
Net income (loss)                       $ (0.05)  $ (0.27)  $  1.20  $  (1.53)
                                      ========= ========= ========= =========


* Conversion of Convertible Subordinated Notes not assumed due to anti-dilutive effect.

                                        16
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